Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Form F-4 of our report dated May 18, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 13, 2021, relating to the financial statements of Oaktree Acquisition Corp. II, which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 20, 2021